UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2023

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2023, Airspan Networks Holdings Inc. (the “Company”), DBFIP ANI LLC (“Fortress”), Airspan Networks Inc. (the “ANI”), Airspan IP Holdco LLC, Airspan Networks (SG) Inc., Mimosa Networks, Inc., Mimosa Networks International, LLC, Airspan Communications Limited, Airspan Networks Ltd. and Airspan Japan KK entered into a letter agreement (the “Amendment”), which amended (a) that certain Second Amended and Restated Credit Agreement, dated as of May 18, 2023, by, among others, the Company, ANI, certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors” and together with ANI and the Company, the “Airspan Parties” and each, an “Airspan Party”), the lenders party thereto and Fortress, as administrative agent (the “Administrative Agent”) and collateral agent on behalf of the secured parties thereunder (together with its successors and assigns in such capacity, the “Term Loan Agent”) (as amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) and (b) that certain Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to such date, the “Note Purchase Agreement”), by, among others, the Company, as issuer, ANI, the Subsidiary Guarantors as guarantors, each of the purchasers party thereto, and Fortress, as agent, collateral agent and trustee for the Secured Parties (each as defined in the Note Purchase Agreement).

The Amendment updated the Credit Agreement and Note Purchase Agreement to add the following Performance Milestone (as defined in the Credit Agreement and Note Purchase Agreement): By not later than November 30, 2023 (or such later date agreed to by the Administrative Agent in writing in its sole discretion, the “M&A Deadline”), one or more of the Airspan Parties shall have entered into a bona fide letter of intent and an exclusivity agreement for a sale of the Airspan Parties or their assets, or refinancing, which will result in net cash proceeds upon closing sufficient to repay all of the then outstanding Obligations (as defined in the Credit Agreement and Note Purchase Agreement) under the Loan Documents (as defined in the Credit Agreement) and Note Documents (as defined in the Note Purchase Agreement) in full or otherwise be on terms and conditions acceptable to the Administrative Agent in its sole discretion. The Company previously agreed to the Performance Milestone with an earlier date of July 31, 2023 in a non-binding term sheet for the Credit Agreement and Note Purchase Agreement, which was inadvertently omitted from the Credit Agreement and Note Purchase Agreement documents signed as of May 18, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated June 30, 2023, among DBFIP ANI LLC, Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), Airspan Networks Inc., Airspan IP Holdco LLC, Airspan Networks (SG) Inc., Mimosa Networks, Inc., Mimosa Networks International, LLC, Airspan Communications Limited, Airspan Networks Ltd. and Airspan Japan KK
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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